Exhibit 99.1

PRESS RELEASE

GEORGE TOWN, Cayman Islands- (BUSINESS WIRE)--Aries I Acquisition Corporation (Nasdaq: RAM) ("Aries" or the "Company") announced that Petros Kitsos has resigned as a member of the Board of Directors of the Company in order to concentrate his efforts on building his family office. Mr. Kitsos will continue to serve Aries in an advisory role. His resignation will be effective July 23, 2021.

Aries CEO Randy Brinkley commented: "Petros has been a valued member of the Aries Board and we would like to express our sincere gratitude for his hard work and significant contributions in that role. We will continue to leverage his advice and industry expertise going forward."

About Aries I Acquisition Corporation

Aries I Acquisition Corporation was founded by its Chairman, Thane Ritchie. The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry or geographic region, the Company intends to focus its initial business combination search on the following industry segments: aerospace, satellites, and space exploration; quantum computing and chemistry; artificial intelligence and machine learning; cybersecurity; and blockchain and digital currencies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC, which is available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Sam Collins

Aries I Acquisition Corporation

scollins@ariescorp.io

(647) 964-9643